As filed with the Securities and Exchange Commission on September 11, 2002	Registration No. 333-
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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________

STRUCTURED PRODUCTS CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3692801 (I.R.S. Employer Identification No.)

390 Greenwich Street
New York, New York 10013
(212) 723-6029
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Andrew Alter, Secretary
Structured Products Corp.
390 Greenwich Street
New York, New York 10013
(212) 723-6029
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Al B. Sawyers
Orrick, Herrington & Sutcliffe LLP
666 Fifth Avenue
New York, New York 10103

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective in light of market conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans,
check the following box. |_|
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
If delivery of the prospectus is executed to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered Trust Certificates and Trust Notes	Amount to be Registered (1) $1,000,000	Proposed Maximum Offering Price Per Unit 100%	Proposed Maximum Aggregate Offering Price (1) $1,000,000	Amount of Registration Fee $92

(1)	Estimated solely for purposes of calculating the registration fee on the basis of the proposed maximum aggregate offering price.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion
Preliminary Prospectus dated September 11, 2002

PROSPECTUS

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

$[   ]
TIERS® Fixed Rate Certificates Trust Series [   ]

The trust will be formed pursuant to a trust agreement among Structured Products Corp., as depositor, and the U.S. Bank Trust National Association, as trustee, for the purpose of issuing the certificates, and will issue and sell a single class of certificates to investors.

The certificates will represent undivided beneficial interests in the assets of the trust, which will consist solely of: (i) the senior debt securities of companies that are subject to the periodic informational reporting requirements of the Securities Exchange Act of 1934, government-sponsored enterprises or depository institutions that file periodic reports with a U.S. federal bank or thrift regulatory agency in accordance with Section 12(i) of the Securities Exchange Act of 1934, each as specified in this prospectus; and (ii) any payments on those securities.

The certificates will entitle each holder to receive a pro rata share of: (i) interest payments received by the trustee with respect to the underlying debt securities payable on [   ] and [   ] of each year, beginning [   ]; (ii) principal and any premium and interest payments received by the trustee with respect to the underlying debt securities on their stated maturity date on [   ] or any earlier redemption date; and (iii) any underlying debt securities or, upon the election of any certificate holder, the net proceeds from the sale of those underlying debt securities, in the event those underlying debt securities are removed from the assets of the trust under the circumstances described in this prospectus.

The certificates will initially have a distribution rate of [   ]% per year and will not represent an obligation of the depositor, the trustee or any other entity.

You should review the information in the section entitled “Risk Factors” beginning on page 11 of this prospectus prior to making a decision to invest in the certificates.

Pass-Through Certificate	Initial Aggregate Pincipal Balance	Initial Distribution Rate	Final Scheduled Distribution Date	Price to Public (1)

Series [ ]........................................	$[ ]	[ ]%	[ ]	$[ ]

_______________________________
1 Plus distributions, if any, from [   ], if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Application has been made to list the certificates on the [New York] Stock Exchange.

The certificates are being offered with the assistance of Salomon Smith Barney Inc., as agent. It is expected that delivery of the certificates will be made to investors in book-entry only form through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, societe anonyme, on or about [   ].

Salomon Smith Barney

The date of this prospectus is [   ].

i

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

        Salomon Smith Barney Inc. has agreed to use its reasonable efforts in soliciting offers to purchase certificates as agent for the depositor and, in this capacity, is referred to herein as the “certificates agent.” Salomon Smith Barney Inc. is an affiliate of the depositor. Salomon Smith Barney Inc. has also agreed to use its reasonable efforts in soliciting offers to purchase underlying debt securities as agent for each issuer of underlying debt securities and, in this capacity, is referred to herein as the “debt agent.” The debt agent has negotiated the terms of the underlying debt securities with the related issuers and will receive a commission from each issuer for underlying debt securities sold to the depositor, as specified in the prospectus or other offering document relating to the offering and sale of the underlying debt securities described therein.

        In connection with making a decision to invest in the certificates, you should rely only on the information contained in this prospectus. We have not, and the certificates agent has not, authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither the depositor nor the certificates agent is making an offer to sell the certificates or soliciting an offer to buy the certificates in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

        The depositor accepts responsibility for the accuracy and completeness of the information contained in this prospectus. The depositor confirms that this prospectus contains all information regarding the depositor, the trust and the terms of the certificates that is material to investors in the certificates, that the information contained in this prospectus is accurate and complete in all material respects as of the date on the front cover of this prospectus and is not misleading in any material respect and that, to the knowledge of the depositor, the depositor has not omitted any other information that would make any statement contained in this prospectus misleading in any material respect.

        This prospectus does not provide any information with respect to any of the underlying debt securities, other than certain summary information, or with respect to any related issuer. More detailed information relating to the underlying debt securities and the related issuers will be included or incorporated by reference in the prospectuses or other offering documents relating to the offering and sale of the underlying debt securities of each related issuer, copies of which will accompany this prospectus. However, information that is included or incorporated by reference in those prospectuses or other offering documents is not, and shall not be deemed to be, a part of this prospectus in any respect. In connection with the offering of the certificates, neither the depositor nor the trustee assumes any responsibility for the accuracy or completeness of any of the information that is included or incorporated by reference in those prospectuses or other offering documents.

        Given the complexity of the transaction contemplated by this prospectus, you are urged to consult your own attorneys, business advisors and tax advisors for legal, business and tax advice regarding a decision to invest in the certificates.

        For 90 days following the date of this prospectus, all dealers selling the certificates are required to deliver a copy of this prospectus to each potential investor. This is in addition to the dealers’ obligation to deliver a copy of this prospectus to each potential investor when acting as an agent of the depositor in soliciting offers to purchase certificates.

        The depositor reserves the right to withdraw, cancel or modify the offering contemplated hereby without notice and may reject offers to purchase the certificates in whole or in part. In the event that the sale of underlying debt securities of no more than two issuers is not consummated, whether as a result of the failure of any such issuer to satisfy all of the conditions of such sale or otherwise, the depositor reserves the right to reduce the principal balance of the certificates offered by this prospectus, provided that the ratings of the certificates are not downgraded from the ratings that would have applied to the certificates had each such sale been consummated. The certificates agent shall have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase certificates received by it.

SUMMARY

        This summary highlights certain of the material terms of the certificates being issued by the trust and of the underlying debt securities of the related issuers. It does not contain all of the information that you need to consider in making a decision to invest in the certificates. As a result, you should carefully read in full this prospectus and the prospectuses or other offering documents relating to the underlying debt securities, copies of which will accompany this prospectus.

The Trust....................................................	Structured Products Corp., as depositor, and U.S. Bank Trust National Association, as trustee, will form the TIERS® Fixed Rate Certificates Trust Series [ ].

Securities Offered.....................................

Pass-Through Certificates, Series [   ], of the Trust.

The certificates will be issued by the trust pursuant to the trust agreement and will represent, in the aggregate, the entire undivided beneficial ownership interest in the assets of the trust, which will consist solely of (a) the senior debt securities of companies, which we refer to herein as “reporting companies,” that are subject to the periodic informational reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), government-sponsored enterprises or depository institutions that file periodic reports with a U.S. federal bank or thrift regulatory agency in accordance with Section 12(i) of the Exchange Act, which we refer to herein as “exempted companies,” in each case, as specified under “Description of the Underlying Debt Securities - Composition,” and (b) any payments on or with respect to those senior debt securities. The principal amount of underlying debt securities of any single issuer will not exceed, at the issue date of the certificates, 7.5% of the aggregate principal amount of all underlying debt securities. The aggregate principal balance of the certificates will at all times equal the aggregate outstanding principal amount of the underlying debt securities which then constitute the assets of the trust. The certificates will not constitute an obligation of the depositor, the trustee or any other entity.

Initial Aggregate Principal Balance of Certificates...................................	$[ ].

Issue Date of Certificates...............................	[ ], 2002.

Final Scheduled Distribution Date of Certificates........................................................	[ ].

Depositor.........................................................	Structured Products Corp.

Trustee.............................................................	U.S. Bank Trust National Association, as trustee for the holders of the certificates.

Certificates Agent..................................................

Salomon Smith Barney Inc., which will act as the certificates agent for the depositor in soliciting offers to purchase certificates and as the debt agent for each issuer in soliciting offers to purchase underlying debt securities.

Deposited Assets........................................................

The assets of the trust will include the senior debt securities, which we refer to herein as the "underlying debt securities," of the reporting companies or exempted companies that are referred to under "Description of the Underlying Debt Securities--Composition." See "Description of the Certificates--Removal of Underlying Debt Securities" and "--Optional Redemption of Underlying Debt Securities" for a discussion of the circumstances under which underlying debt securities may be removed from the assets of the trust or be redeemed at the option of the related issuers, respectively.

Underlying Debt Securities................................

The underlying debt securities will initially have an aggregate principal amount of $[   ]. Each of the underlying debt securities, other than the underlying debt securities issued by exempted companies, will have been previously registered for sale by the related issuer under the Securities Act of 1933, as amended (the “Securities Act”). The stated maturity date of the underlying debt securities will be [   ], although substantially all of the underlying debt securities will be redeemable in whole prior to their stated maturity at the option of the related issuer at the redemption price applicable to those underlying debt securities. The underlying debt securities will require each related issuer to make interest payments on o and [   ] of each year, beginning [   ], subject to the business day conventions for those underlying debt securities, and will initially have a weighted average interest rate of [   ]% per year.

Each of the underlying debt securities will be a senior unsecured obligation of the related issuer and will rank equally with all other senior unsecured indebtedness of that issuer and effectively junior to the secured obligations of that issuer (to the extent of the collateral securing those obligations) and to all obligations and preferred stock of that issuer’s subsidiaries.

As of the issue date of the certificates, the following information will apply to the underlying debt securities of the individual related issuers:

Issuer _______ _______ _______ _______	Coupon _______ _______ _______ _______	Principal Amount _______ _______ _______ _______	% of Aggregate Principal Amount _______ _______ _______ _______	Moody's Rating _______ _______ _______ _______	S&P Rating _____ _____ _____ _____

As of the issue date of the certificates, the following information will apply to the overall composition of the underlying debt securities:

Number of issuers:......................................[   ]
Aggregate of principal amount:................$[   ]
Average principal amount:........................$[   ]
Largest principal amount:..........................$[   ]
Weighted average interest rate:...............[   ]% per year

Notwithstanding the foregoing, in the event that the sale of underlying debt securities of no more than two issuers is not consummated, whether as a result of the failure of any such issuer to satisfy all of the conditions of such sale or otherwise, the depositor reserves the right to reduce the principal balance of the certificates offered by this prospectus, provided that the ratings of the certificates are not downgraded from the ratings that would have applied to the certificates had each such sale been consummated.

Removal of Underlying Debt Securities...........................................................

If (a) the rating of the underlying debt securities of any single issuer is downgraded below “BBB-” by Standard & Poor’s Ratings Services, or “S&P,” or “Baa3” by Moody’s Investors Service, Inc., or “Moody’s,” or is withdrawn by either S&P or Moody’s, each of which we refer to herein as a “downgrade event,” (b) an issuer of underlying debt securities representing 10% or more of the aggregate principal amount of all underlying debt securities discontinues filing periodic reports required under the Exchange Act, in the case of a reporting company, discontinues making its information publicly available, in the case of a government-sponsored enterprise, or discontinues filing periodic reports with a U.S. federal bank or thrift regulatory agency in accordance with Section 12(i) of the Exchange Act, in the case of a depository institution, and, in any such case, the obligations of that related issuer are not unconditionally guaranteed or assumed by a reporting company or an exempted company, each of which we refer to herein as a “non-filing event,” or (c) an event of default has occurred with respect to any underlying debt securities, which we refer to herein as a “default event,” then the trustee, within two business days following its receipt of written notice from the applicable underlying debt security indenture trustee or fiscal agent or its actual knowledge of a payment default, in the case of a default event, or from the administrative agent, in the case of a downgrade event or a non-filing event, will notify certificate holders of such event and, within ten business days following its receipt of such written notice or its actual knowledge of a payment default, will remove the related underlying debt securities from the assets of the trust and, subject to the following sentence, will distribute them to the certificate holders on a pro rata basis. If, however, an individual certificate holder elects to sell its pro rata share of those underlying debt securities within three business days of its receipt of notice of such event from the trustee, the trustee will cause those underlying debt securities to be sold and will distribute the net proceeds received from each of those sales to the applicable certificate holders. If the trustee cannot distribute underlying debt securities that are to be distributed to certificate holders because of the failure to satisfy the minimum authorized denomination requirements of those underlying debt securities, it will cause those underlying debt securities to be sold on behalf of the related certificate holders and will promptly distribute the gross proceeds to the related certificate holders. For information on the sale procedures applicable to underlying debt securities, see “Description of the Certificates - Sale Procedures.”

Each certificate holder’s aggregate principal balance will be reduced in an amount equal to its pro rata share of the principal amount of the underlying debt securities that are being removed from the assets of the trust upon the occurrence of a downgrade event, a non-filing event or a default event, each of which we refer to herein as a “removal event.”

Scheduled Interest Distributions......................................

On each business day on which the trustee receives scheduled payments of interest on the underlying debt securities, which we refer to herein collectively as “interest distribution dates,” each certificate holder will be entitled to receive, to the extent received by the trustee, a pro rata share of those interest payments. Interest will be payable semiannually in arrears on the underlying debt securities on [   ] and [   ] of each year, beginning [   ], subject to the business day conventions of those underlying debt securities. The certificates will initially have a distribution rate, [   ]% per year, except as otherwise contemplated herein.

Scheduled Principal Distributions................................

Upon the stated maturity of the underlying debt securities on o, which we refer to herein as the “final scheduled distribution date,” unless redeemed at the option of the related issuer prior to that date in accordance with their terms or removed from the assets of the trust upon the occurrence of a removal event, each certificate holder will be entitled to receive a pro rata share, to the extent received by the trustee, of any payment of principal and any premium and interest with respect to those underlying debt securities. Each certificate holder’s aggregate principal balance will be reduced in an amount equal to its pro rata share of the principal amount of the underlying debt securities paid at their maturity on the final scheduled distribution date, exclusive of any premium.

Special Distributions..........................................

If the trustee receives a payment with respect to any underlying debt securities (a) after the date on which that payment was due or (b) as a result of the optional redemption of those underlying debt securities in whole by the related issuer prior to their stated maturity on [   ], the trustee will make a special pro rata distribution of that payment to the certificate holders on the business day following receipt of such payment, which we refer to herein as a “special distribution date.” In the case of clause (b), each certificate holder’s aggregate principal balance will be reduced in an amount equal to its pro rata share of the principal amount of the underlying debt securities paid upon redemption, exclusive of any premium.

Record Dates...................................................

Distributions on the certificates on an interest distribution date other than the final scheduled distribution date will be made to holders as of the "record date" for that interest distribution date, which will be the business day immediately preceding that interest distribution date, while distributions on the certificates on a special distribution date resulting from the failure of the related issuer of any underlying debt securities to make a required payment on their due date will be made to holders as of the "record date" for that special distribution date, which will be the calendar day (whether or not a business day) immediately preceding that special distribution date. Distributions on the certificates on the final scheduled distribution date, on a special distribution date resulting from the optional redemption of underlying debt securities or upon a removal event will be made against presentation and surrender of those certificates.

Trust Expenses.............................................

Pursuant to the trust agreement, as compensation for the performance of its duties under such agreement, the trustee will be entitled to payment of trustee fees and reimbursement of expenses by the depositor pursuant to a separate agreement with the depositor, but will not have any claim against the trust with respect thereto.

Form and Denomination...............................

The certificates will be represented by global certificates deposited with the trustee as custodian for The Depository Trust Company, or “DTC,” and registered in the name of Cede & Co. or another nominee designated by DTC. The certificates will be issued and delivered in book-entry only form through the facilities of DTC for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, or “Euroclear,” and Clearstream Banking, societe anonyme, or “Clearstream Luxembourg,” except in limited circumstances described herein under “Description of the Certificates Definitive Certificates.”

The certificates will be denominated in, and distributions on the certificates will be payable in, U.S. dollars. The certificates will be issued in denominations of $[1,000].

Listing.............................................................................	Application has been made to list the certificates on the [New York] Stock Exchange. No assurance can be given that such listing will be granted.

Absence of Market for the Certificates.....................

The certificates will be a new issue of securities for which currently there is no market. Although application has been to list the certificates on the [New York] Stock Exchange, there can be no assurance that this listing will be granted. In addition, there can be no assurance that any trading market for the certificates will develop or be liquid or maintained. Although the certificates agent has indicated that it intends to make a market in the certificates in a manner permitted under applicable securities laws, the certificates agent is not obligated to do so, and any such market-making activity may be discontinued at any time without notice to holders of the certificates.

Certain U.S. Federal Income Tax Considerations..................................................

In the opinion of Orrick, Herrington & Sutcliffe LLP, tax counsel to the trust, the trust will be a grantor trust or partnership for federal income tax purposes and not an association taxable as a corporation (or publicly traded partnership treated as an association).

ERISA Considerations.........................................

An investor in the certificates that is an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including an individual retirement account, should consult its advisors concerning the ability of such plan to purchase certificates under ERISA or the Internal Revenue Code of 1986, as amended.

Ratings...............................................................

Upon issuance, the certificates are expected to be rated "[   ]" by Moody's and "[   ]" by S&P. A rating of the certificates is not a recommendation to purchase, hold or sell them. In addition, there can be no assurance that a rating of the certificates will remain for any given period of time or that a rating will not be downgraded or withdrawn entirely by a rating agency if, in its judgment, circumstances in the future so warrant.

Risk Factors.......................................................	See "Risk Factors" for a discussion of the factors you should carefully consider prior to making a decision to invest in the certificates.

        This prospectus does not provide any information with respect to any of the underlying debt securities, other than certain summary information, or with respect to any related issuer. More detailed information relating to the underlying debt securities and the related issuers will be included or incorporated by reference in the prospectuses relating to the offering and sale of the underlying debt securities of each related issuer, copies of which will accompany this prospectus. However, the information included or incorporated by reference in those prospectuses or other offering documents is not, and shall not be deemed to be, a part of this prospectus in any respect.

        In connection with the offering of the certificates, neither the depositor nor the trustee assumes any responsibility for the accuracy or completeness of any of the information included or incorporated by reference in those prospectuses or other offering documents.

RISK FACTORS

        Neither the depositor nor the trustee has made any due diligence investigation of the underlying debt securities or the related issuers. In connection with the offering of the certificates, neither the depositor nor the trustee has (a) made, or will make, any due diligence investigation of the business, prospects, financial condition or results of operations of the related issuers of the underlying debt securities or (b) has verified, or will verify, any information included or incorporated by reference in the prospectuses or other offering documents relating to the offering and sale of the underlying debt securities by the related issuers to the depositor or to any reports or information filed by the related issuers with the SEC or U.S. federal bank or thrift regulatory agency, as applicable, or otherwise made available to the public. Accordingly, the offer and sale of the certificates should not be construed as an endorsement by the depositor or the trustee of the business, prospects, financial condition or the results of operations of the related issuers or the disclosure in the prospectuses or other offering documents relating to the offering and sale of the underlying debt securities by the related issuers to the depositor or in the related issuers’ public reports filed with the SEC or U.S. federal bank or thrift regulatory agency, as applicable, or otherwise made available or as a recommendation to invest directly in any underlying debt securities.

        Your certificates will represent an interest in the assets of the trust only and will not represent an obligation of the depositor, the trustee or any other entity. The performance of the underlying debt securities will affect the value of your investment in the certificates and you will not receive full distributions on the certificates if any of the related issuers fails to make any required payment on the underlying debt securities. Your certificates will represent an undivided beneficial interest in the assets of the trust only and will not represent an obligation of the depositor, the trustee or any other entity. The trust will not have any assets other than the underlying debt securities of the related issuers and no other assets will be available to make payments or distributions with respect to your certificates. Furthermore, the payments made by the related issuers on the underlying debt securities will be the only source of payment for your certificates. These issuers are subject to laws permitting bankruptcy, moratorium, reorganization and other actions that may delay, limit or eliminate the obligations under their underlying debt securities. Financial difficulties experienced by an issuer, whether resulting from adverse business conditions, such as economic factors and increased market competition, or otherwise, could also cause delays in payment, partial payment or nonpayment of its underlying debt securities. These laws or financial difficulties will have a similar impact on distributions with respect to your certificates. If any issuer fails to make a required payment on its underlying debt securities, no entity will be obligated to make the related payment or distribution with respect to your certificates and, therefore, you will not receive full distributions on your certificates.

        Each underlying debt security will be a senior unsecured obligation of the related issuer and will effectively rank junior to that related issuer’s secured obligations and to all of the obligations and preferred stock of that related issuer’s subsidiaries. Each of the underlying debt securities will be a senior unsecured obligation of the related issuer and will rank equally with all other senior unsecured indebtedness of that related issuer. In a liquidation or bankruptcy proceeding of the related issuer of any underlying debt securities, the trust will receive payments, if any, only after all of that related issuer’s secured obligations (to the extent of the collateral securing those obligations) have first been paid. In a liquidation or bankruptcy proceeding of a related issuer’s subsidiary, the trust will receive payments, if any, only after all of that subsidiary’s obligations, whether secured or unsecured, and preferred stock have first been paid. This is especially significant in the case of issuers of underlying debt securities that are holding companies.

        A removal event will result in either the distribution of underlying debt securities to certificate holders or, upon election by each individual certificate holder, the sale of underlying debt securities and the distribution of the net proceeds from that sale to the electing certificate holders, on a pro rata basis. A distribution or sale in these circumstances may result in a loss on your investment in the certificates. If (a) the rating of the underlying debt securities of any single issuer is downgraded below “BBB-” by S&P or “Baa3” by Moody’s, or is withdrawn by either S&P or Moody’s, (b) an issuer of underlying debt securities representing 10% or more of the aggregate principal amount of all underlying debt securities discontinues filing periodic reports required under the Exchange Act, in the case of a reporting company, discontinues making its information publicly available, in the case of a government-sponsored enterprise, or discontinues filing periodic reports with a U.S. federal bank or thrift regulatory agency in accordance with Section 12(i) of the Exchange Act, in the case of a depository institution, and, in any such case, the obligations of that related issuer are not unconditionally guaranteed or assumed by a reporting company or an exempted company, or (c) an event of default has occurred with respect to any underlying debt securities, then the trustee, within two business days following its receipt of written notice from the applicable underlying debt security indenture trustee or fiscal agent or its actual knowledge of a payment default, in the case of a default event, or from the administrative agent, in the case of a downgrade event or a non-filing event, will notify certificate holders of such event and, within ten business days following its receipt of such written notice or its actual knowledge of a payment default, will remove the related underlying debt securities from the assets of the trust and, subject to the following sentence, will distribute them to the certificate holders on a pro rata basis. If, however, an individual certificate holder elects to sell its pro rata share of those underlying debt securities within three business days of its receipt of notice of such event from the trustee, the trustee will cause those underlying debt securities to be sold and will distribute the net proceeds received from each of those sales to the applicable certificate holders. If the trustee cannot distribute underlying debt securities that are to be distributed to certificate holders because of the failure to satisfy the minimum authorized denomination requirements of the those underlying debt securities, it will cause those underlying debt securities to be sold on behalf of the related certificate holders and will promptly distribute the gross proceeds to the related certificate holders. Each certificate holder’s aggregate principal balance will be reduced in an amount equal to its pro rata share of the principal amount of the underlying debt securities that are being removed from the assets of the trust upon the occurrence of a removal event. The value of the underlying debt securities so distributed or the sale proceeds so received may be less than the corresponding pro rata reduction in each certificate holder’s aggregate principal balance, especially in light of the circumstances causing that distribution or sale, which may result in a loss on your investment in the certificates. The liquidity of the underlying debt securities so distributed may also be limited. In addition, any sale of underlying debt securities upon the occurrence of a removal event would adversely affect a certificate holder if prevailing interest rates have declined and reinvestment of the sale proceeds at or above the then applicable weighted average distribution rate on the certificates is not possible.

        A sale of your pro rata share of underlying securities following a removal event may have adverse tax consequences. If you or the trustee acting on your behalf sells your pro rata share of any underlying debt securities that are removed from the assets of the trust following the occurrence of a removal event, a taxable event for U.S. federal income tax purposes will result and any gain or loss on that sale will be recognized. Please see “Certain U.S. Federal Income Tax Considerations” for a discussion of the tax consequences of that sale, as well as the tax consequences of an investment in the certificates.

        A ratings downgrade or withdrawal is likely to reduce the market value of the certificates. Upon issuance, the certificates are expected to be rated “[   ]” by Moody’s and “[   ]” by S&P. A rating of the certificates is not a recommendation to purchase, sell or hold a security inasmuch as such ratings do not comment on the market price of the certificates or their suitability for a particular investor. In addition, there can be no assurance that a rating of the certificates will remain for any given period of time or that a rating will not be downgraded or withdrawn entirely by the related rating agency if, in its judgment, circumstances (including, without limitation, the ratings of the underlying debt securities) so warrant. A downgrade or withdrawal of a rating by a rating agency is likely to have an adverse effect on the market value of the certificates, which effect could be material.

        The trust will not actively manage the underlying debt securities to avoid adverse events. The trust will not dispose of any underlying debt securities, regardless of adverse events, financial or otherwise, that may affect the value of the underlying debt securities of any related issuer, except through the trustee as required upon the occurrence of a removal event. For information that may adversely affect the value of the underlying debt securities of any related issuer, you are urged to review the prospectus or other offering document (including the information incorporated by reference therein) that will accompany this prospectus. See also “Your certificates will represent an interest in the assets of the trust only and will not represent an obligation of the depositor, the trustee or any other entity. The performance of the underlying debt securities will affect the value of your investment in the certificates and you will not receive full distributions on the certificates if any of the related issuers fails to make any required payment on the underlying debt securities.” You have limited voting rights. The trust agreement governing the terms of your certificates may be amended by the depositor and the trustee without your consent upon compliance with the conditions specified in the trust agreement. For example, the trust agreement may be amended in a way that materially and adversely affects your certificates if holders of a majority of the aggregate principal balance of the outstanding certificates consent to such amendment. See “Description of the Trust Agreement - Amendment.” Similarly, the holders of a majority of the aggregate principal balance of the outstanding certificates may direct the trustee to take certain actions with respect to the underlying debt securities without your consent. See “Description of the Trust Agreement - Voting of Underlying Debt Securities.”

         There is no existing public market for the certificates. There is no existing public market for the certificates and there can be no assurance as to (i) the development, liquidity or maintenance of any trading market for the certificates, (ii) the ability of the holders to sell the certificates at the desired time or at all, or (iii) the price, if any, at which holders of the certificates will be able to sell their certificates.

        In addition, application has been made to list the certificates on the [New York] Stock Exchange. However, no assurance can be given that any such listing will be granted.

        Future trading prices of the certificates will depend on many factors, including, among others, prevailing interest rates, the business, prospects, financial condition and results of operations of the related issuers of the underlying debt securities and the market for similar securities. The certificates agent has indicated that it intends to make a market in the certificates. However, the certificates agent is not obligated to do so and any such market-making activity may be discontinued at any time without notice to the holders of the certificates. In addition, such market making activity will be subject to the limits of applicable securities laws, including the Securities Act.

        The underlying debt securities will not contain significant restrictive covenants on the related issuers. Since the assets of the trust will be investment grade debt securities, the underlying debt securities will not contain significant restrictive covenants on their issuers. As a result, the certificate holders generally will not have any right to prevent a highly leveraged or similar transaction involving the related issuers or to otherwise prohibit the conduct of the businesses of the related issuers in a manner that is adverse to certificate holders.

THE DEPOSITOR

        Structured Products Corp. was incorporated in the State of Delaware on November 23, 1992, as an indirect, wholly-owned, limited-purpose finance subsidiary of Salomon Smith Barney Holdings Inc. Structured Products Corp. will not engage in any business or other activities other than issuing and selling securities from time to time and acquiring, owning, holding, pledging and transferring assets in connection therewith or with the creation of a Trust and in activities related or incidental thereto. Structured Products Corp. does not have, nor is it expected to have, any significant unencumbered assets. Structured Products Corp.‘s principal executive offices are located at 390 Greenwich Street, New York, New York 10013 (telephone (212) 723-6029).

FORMATION OF THE TRUST

        The trust will be a New York common law trust formed on the issue date of the certificates pursuant to a trust agreement among the depositor and the trustee. On the issue date of the certificates, the depositor will deposit the underlying debt securities of the related issuers in the trust. The trustee, on behalf of the trust, will accept the deposit of the underlying debt securities and will deliver the certificates in accordance with the instructions of the depositor. The trustee will establish a separate account to hold payments on the underlying debt securities and any other funds or other property of the trust. The trustee will be entitled to a fee for its services.

        The trustee will make payments or distributions with respect to the certificates only out of the proceeds of the trust assets available therefor.

        If any issuer fails to make any required payment on its underlying debt securities, no entity will have any obligation to make the related payment or distribution with respect to the certificates.

USE OF PROCEEDS

        All of the proceeds from the sale of the certificates will be used to purchase the underlying debt securities of the issuers referred to in this prospectus.

DESCRIPTION OF THE UNDERLYING DEBT SECURITIES

General

        This prospectus sets forth limited information with respect to the underlying debt securities of the related issuers since it relates only to the certificates offered hereby. Relevant information is included or incorporated by reference in the prospectuses or other offering documents of the related issuers relating to the offering and sale of their underlying debt securities.

        These prospectuses and other offering documents will accompany this prospectus, although the information included or incorporated by reference therein is not a part of this prospectus in any respect. In connection with the offering of the certificates, neither the depositor nor the trustee has made a due diligence investigation of, or verified the accuracy or completeness of, such information or is making a recommendation to invest directly in any underlying debt securities.

        The trust will not have any assets other than the underlying debt securities from which to make distributions on the certificates. Consequently, the ability of certificate holders to receive distributions with respect to the certificates will depend entirely on the trust’s receipt of payments on the underlying debt securities from the related issuers. Prospective purchasers of the certificates should consider carefully the business, prospects, financial condition and results of operations of the issuers of the underlying debt securities, and their respective abilities to make payments with respect to their underlying debt securities.

Composition

        As of the issue date of the certificates, the following information will apply to the underlying debt securities of the individual related issuers:

CUSIP	Issuer	Coupon	Principal Amount	% of Aggregate Principal Amount	Maturity Date	Moody's Rating	S&P Rating

        As of the issue date of the certificates, the following information will apply to the overall composition of the underlying debt securities:

Number of issuers:............................... [   ]
Aggregate principal amount:............. $[   ]
Average principal amount:................... $[   ]
Largest principal amount:................... $[   ]
Weighted average interest rate:....... [   ]% per year

        Notwithstanding the foregoing, in the event that the sale of underlying debt securities of no more than two issuers is not consummated, whether as a result of the failure of any such issuer to satisfy all of the conditions of such sale or otherwise, the depositor reserves the right to reduce the principal balance of the certificates offered by this prospectus, provided that the ratings of the certificates are not downgraded from the ratings that would have applied to the certificates had each such sale been consummated.

Terms

        Interest on each of the underlying debt securities will be payable semiannually in arrears on each [   ], and [   ] of each year, beginning [   ], subject to the business day conventions for those underlying debt securities. Each of the underlying debt securities will mature on [   ]. However, substantially all the related issuers of the underlying debt securities will have the right to redeem the related underlying debt securities in whole at any time prior to their stated maturity at the redemption price applicable to those underlying debt securities. Except for limited circumstances in which underlying debt securities of non-U.S. reporting companies may be redeemed in whole at par upon the occurrence of certain tax withholding events, all redemption prices for underlying debt securities that are subject to redemption prior to maturity at the option of the related issuers will include a customary make-whole premium.

        Each of the underlying debt securities will be a senior unsecured obligation of the related issuer and will rank equally with all other senior unsecured indebtedness of that related issuer. However, the underlying debt securities will effectively rank junior to that related issuer’s secured obligations (to the extent of the collateral securing those obligations) and to all obligations and preferred stock of that related issuer’s subsidiaries. See “Risk Factors - Each underlying debt security will be a senior unsecured obligation of the related issuer and will effectively rank junior to that related issuer’s secured obligations and to all of the obligations and preferred stock of that related issuer’s subsidiaries.” Each of the underlying debt securities will be issued pursuant to an indenture between the related issuer and a trustee except underlying debt securities issued by an exempted company. Each underlying debt security indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and therefore holders of the underlying debt securities issued pursuant to that indenture will be entitled to the protection afforded by the Trust Indenture Act.

        Investment grade debt securities such as the underlying debt securities generally do not contain significant restrictive covenants on their issuers. As a result, holders of the underlying debt securities and therefore certificate holders generally will not have any right to prevent a highly leveraged or similar transaction involving the related issuers or to otherwise prohibit the conduct of the businesses of the related issuers in a manner that is adverse to the interests of holders of their underlying debt securities and therefore certificate holders.

        Depending on the related issuer, one or more of the following events will constitute events of default for the underlying debt securities:

•	failure to pay principal of or premium, if any, on the related underlying debt securities when due;

•	failure to pay any installment of interest on the related underlying debt securities when due, continued for 30 days;

•	failure to perform any other covenant of the related issuer of the related underlying debt securities in the related indenture, continued for a certain number of days after written notice; and 15

•	certain events of bankruptcy, insolvency or reorganization.

The accompanying prospectuses or other offering documents for the underlying debt securities will specify the actual events of default that are applicable to those underlying debt securities.

        Upon the occurrence of an event of default, the trustee or the fiscal agent, if any, for the related underlying debt securities will be required to provide written notice thereof to their holders. In addition, the trustee, if any, or the holders of at least 25% of the principal amount of the outstanding debt securities generally will have the right to declare the principal of those debt securities to be immediately due and payable, subject to the issuer’s right to cure. Indentures also frequently provide that, upon the occurrence of an event of default, the trustee may, and upon the written request of the holders of not less than a specified percentage of the principal amount of the outstanding debt securities, the trustee must, take such action as it may deem appropriate to protect and enforce the rights of the holders of those debt securities. Trustees are often entitled to be indemnified by the security holders prior to proceeding to exercise any right or power under an indenture at the request of those holders. An indenture is also likely to limit a debt security holder’s right to institute legal proceedings to pursue any remedy, other than to enforce payment, unless certain conditions are satisfied.

        The indentures with respect to the underlying debt securities, as well as the governing documentation relating to underlying debt securities of any exempted company, may include some, all or none of the foregoing provisions or variations of these provisions. The accompanying prospectuses or other offering documents for the underlying debt securities will summarize these provisions.

Available Information

        Each related issuer of underlying debt securities that is a reporting company is subject to the periodic informational reporting requirements of the Exchange Act and, accordingly, files reports and other information with the SEC. Government-sponsored enterprises generally publish periodic information statements, although they are not required to do so and may discontinue doing so at any time. Depository institutions file reports and other information with a U.S. federal bank or thrift regulatory agency in accordance with Section 12(i) of the Exchange Act. You are urged to read all reports, statements and other information filed or otherwise made available by such related issuers. Reports, statements and other information filed with the SEC will be available (a) over the Internet at the SEC website at http://www.sec.gov, which contains reports, proxy statements and other information regarding registrants that file electronically with the SEC, and (b) at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also request copies of these documents, upon payment of a copying fee, by writing to the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference facilities.

DESCRIPTION OF THE CERTIFICATES

        General The certificates will be issued pursuant to a trust agreement among the depositor and the trustee. See “Description of the Trust Agreement.” The certificates will represent in the aggregate all of the beneficial ownership interests in the assets of the trust, which will consist of (a) the underlying debt securities and (b) all payments on or collections with respect to the underlying debt securities. See “--Removal of Underlying Debt Securities” and “--Optional Redemption of Underlying Debt Securities” for a discussion of the circumstances under which underlying debt securities may be removed from the assets of the trust or be redeemed at the option of the related issuers, respectively. The assets of the trust will be held by or on behalf of the trustee for the benefit of the holders of the certificates.

         The certificates will be denominated in, and distributions on the certificates will be payable in, U.S. dollars. The certificates will be issued in denominations of [$1,000].

Nature of the Certificates

        The depositor will arrange for the issuance of the certificates by the trust and will sell the underlying debt securities to the trust in exchange for the proceeds of the issuance of the certificates. The certificates are “pass-through” securities that represent undivided beneficial ownership interests in the assets of the trust. All payments on the underlying debt securities received by the trust will be “passed through” to certificate holders.

        The certificates will entitle their holders to receive distributions from payments by the related issuers on the underlying debt securities held by the trust, but only to the extent of such payments if and when made. If any issuer fails to make any required payment on its underlying debt securities then held by the trust, then the trust will not be able to distribute any amounts with respect to that payment to the holders of the certificates. All of the certificates will share in payments and losses on the underlying debt securities on a pro rata basis. As used herein with respect to the certificates, the term “pro rata basis,” or similar terms, is determined by reference to the respective principal balances of the certificates held by holders.

        Because the certificates will represent beneficial ownership interests in the assets of the trust, and will not be debt instruments that are obligations of the depositor, the trustee or any other entity, they technically will not have a principal amount that must be repaid or bear any interest. However, because the distributions on the certificates primarily will represent distributions of principal of and premium, if any, and interest on trust assets that are debt instruments, for convenience, we often refer in this prospectus to distributions that represent a return of an initial investment or a premium on an initial investment as “principal” and to distributions that represent the yield on an investment as “interest,” in accordance with customary market practice.

        Affiliates of the depositor or the certificates agent may purchase certificates at any time and at any price in the open market or otherwise.

Collections and Distributions

        On each interest distribution date, which is expected to be [   ] and [   ] of each year, beginning [   ], subject to the business day conventions for the underlying debt securities, each certificate holder will be entitled to receive, to the extent received by the trustee, a pro rata share of interest payments on the underlying debt securities from the related issuers. If a date on which the trustee receives funds with respect to the underlying debt securities is not a business day, distributions on the certificates will be made on the next succeeding business day without any additional payment. In the context of the certificates, the term “business day” means any day other than a Saturday, Sunday or other day on which commercial banks are obligated or authorized by law, executive order or regulation to be closed in The City of New York.

        The certificates will initially have a distribution rate of [   ]% per year. Each of the underlying debt securities will mature on, and, correspondingly, the payment of 100% of the aggregate principal balances of the outstanding certificates is scheduled to occur on [   ], subject to the rights of substantially all of the issuers of underlying debt securities to redeem their underlying debt securities in whole at any time prior to their stated maturity at the redemption price applicable to those underlying debt securities. Upon (a) the stated maturity or earlier redemption of any underlying debt securities or (b) the occurrence of a removal event resulting in the sale of any underlying debt securities, each applicable certificate holder will be entitled to receive a pro rata share, to the extent received by the trustee, of any payment of principal and any premium and interest with respect to those underlying debt securities, in the case of clause (a), or any proceeds received upon the sale of those underlying debt securities, in the case of clause (b). Upon the occurrence of a removal event resulting in the distribution of any underlying debt securities to one or more certificate holders, each applicable certificate holder will be entitled to receive a pro rata share of those underlying debt securities.

        The trust agreement will establish procedures by which the trustee is obligated, for the benefit of the certificate holders, to administer the related underlying debt securities, including making collections of all payments made thereon, depositing from time to time prior to any applicable distribution date such collections into a segregated account maintained or controlled by the trustee (each a "certificate account"). The trustee will make all determinations, as to the appropriate application of such collections and other amounts available for distribution to the payment of interest distributions and the certificate principal balance of the certificates. There can be no assurance that amounts received from the underlying debt securities [and any credit support obtained for the benefit of certificate holders] for the certificates over a specified period will be sufficient, after payment of all prior expenses and fees for such period, to pay amounts then due and owing to holders of such certificates.

Interest payments on the underlying debt securities will be distributed to holders of the certificates as payment of interest distributions on the certificates and principal payments on the underlying debt securities will be distributed as return of the certificate principal balance of the certificates.

        If the trustee receives a payment on any underlying debt securities (a) after the date on which that payment was due or (b) as a result of the optional redemption of those underlying debt securities by the related issuer prior to their stated maturity on [   ], then the trustee will make a special pro rata distribution of that payment on the business day following receipt of that payment. No additional amounts will accrue on the certificates or be owed to certificate holders as a result of any delay in payment referred to in clause (a) above; provided, however, that any additional interest owed and paid by the related issuer of those underlying debt securities to the trustee as a result of a delay shall be distributed to the certificate holders on a pro rata basis. See “-- Optional Redemption of Underlying Debt Securities.”

        Distributions on the certificates on each interest distribution date other than the final scheduled distribution date and on each special distribution date resulting from the failure of the related issuer of any underlying debt securities to make a required payment on their due date will be made to each certificate holder as of the preceding record date by check mailed to each such certificate holder at its address of record. Principal, premium, interest and other distributions on the certificates on the final scheduled distribution date, on any special distribution date resulting from the optional redemption of underlying debt securities or upon a removal event will be made in immediately available funds against presentation and surrender of those certificates. Notwithstanding the foregoing, distributions on certificates represented by a global certificate will be made to DTC or its nominee, as holder of such global certificate, as described below under “--Book-Entry Issuance.”

        All amounts received by the trustee on or with respect to the underlying debt securities that are not able to be distributed to certificate holders on the date of receipt shall be invested by the trustee in eligible investments (as defined below). Income on eligible investments will constitute property of the trust. As used in this section, “eligible investments” means investments which are consistent with the trust’s status as a grantor trust for U.S. federal income tax purposes and acceptable to the applicable rating agencies as being consistent with their ratings of the certificates. As specified in the trust agreement, eligible investments may include, among other investments, U.S. government and agency obligations, repurchase agreements, demand and time deposits and commercial paper. Generally, eligible investments must be limited to obligations or securities that mature not later than the business day preceding the next distribution date.

Removal of Underlying Debt Securities

        If (a) the rating of the underlying debt securities of any single issuer is downgraded below “BBB-” by Standard & Poor’s Ratings Services, or “S&P” or “Baa3” by Moody’s Investors Service, Inc., or “Moody’s” or is withdrawn by either S&P or Moody’s, each of which we refer to herein as a “downgrade event,” (b) an issuer of underlying debt securities representing 10% or more of the aggregate principal amount of all underlying debt securities discontinues filing periodic reports with the SEC required under the Exchange Act, in the case of a reporting company, discontinues making its information publicly available, in the case of a government-sponsored enterprise, or discontinues filing periodic reports with a U.S. federal bank or thrift regulatory agency in accordance with Section 12(i) of the Exchange Act, in the case of a depository institution, and, in any such case, the obligations of that related issuer are not unconditionally guaranteed or assumed by a reporting company or an exempted company, each of which we refer to herein as a “non-filing event,” or (c) an event of default has occurred with respect to any underlying debt securities, which we refer to herein as a “default event,” then the trustee, within two business days following its receipt of written notice from the applicable underlying debt security indenture trustee or fiscal agent or its actual knowledge of a payment default, in the case of a default event, or from the administrative agent, in the case of a downgrade event or a non-filing event, will notify certificate holders of such event and, within ten business days following its receipt of such written notice or its actual knowledge of a payment default, will remove the related underlying debt securities from the assets of the trust and, subject to the following sentence, will distribute them to the certificate holders on a pro rata basis. If, however, an individual certificate holder elects to sell its pro rata share of those underlying debt securities within three business days of its receipt of notice of such event from the trustee, the trustee will cause those underlying debt securities to be sold and will distribute the net proceeds received from each of those sales to the applicable certificate holders. If the trustee cannot distribute underlying debt securities that are to be distributed to certificate holders because of the failure to satisfy the minimum authorized denomination requirements of those underlying debt securities, it will cause those underlying debt securities to be sold on behalf of the related certificate holders and will promptly distribute the gross proceeds to the related certificate holders. Any sale of underlying debt securities upon the occurrence of a removal event will be made in accordance with the procedures described below under “-- Sale Procedures.”

        Upon the occurrence of any removal event, each certificate holder’s aggregate principal balance will be reduced in an amount equal to its pro rata share of the principal amount of the underlying debt securities that are being removed from the assets of the trust upon the occurrence of a downgrade event, a non-filing event or a default event, each of which we refer to herein as a “removal event.”

Sale Procedures

        In connection with any sale of any underlying debt securities following a removal event, the trustee will use its reasonable efforts to sell those underlying debt securities to the highest of not less than three solicited bidders (which bidders may include Salomon Smith Barney Inc.); provided, however, that neither the trustee nor any of its affiliates is obligated to bid for those underlying debt securities; and provided, further, that at least three bids must be received from independent financial institutions with invested assets of at least $100 million. In the sole judgment of the trustee, bids may be evaluated on the basis of bids for all or a portion of the underlying debt securities to be sold or any other basis selected in good faith by the trustee.

        In the event that any certificate holder elects to sell its pro rata share of any underlying debt securities subject to a removal event, such certificate holder will also be deemed to have elected to pay the trustee a fee for its services in connection with such sale in an amount equal to the product of (i) the aggregate principal amount of the pro rata share of the underlying debt securities sold and (ii) 0.05%.

        No assurance can be given as to whether the trustee will be successful in soliciting any bids to purchase the underlying debt securities to be sold following a removal event or as to the price of any such bid relative to the principal amount of those underlying debt securities. See “Risk Factors - A removal event will result in either the distribution of underlying debt securities to certificate holders or, upon election by each individual certificate holder, the sale of underlying debt securities and the distribution of the net proceeds received from that sale to the electing certificate holders, on a pro rata basis. A distribution or sale in these circumstances may result in a loss on your investment in the certificates.”

Optional Redemption of Underlying Debt Securities

        Substantially all of the underlying debt securities will be subject to redemption in whole or in part at the option of the related issuer prior to their stated maturity on [   ] at the redemption price applicable for those underlying debt securities. Except for limited circumstances in which the underlying debt securities of non-U.S. reporting companies may be redeemed in whole at par upon the occurrence of certain tax withholding events, all redemption prices for underlying debt securities that are subject to redemption prior to maturity at the option of the related issuers will include a customary make-whole premium. The trustee will promptly deliver to the holders of the certificates any notice received by it with respect to the optional redemption of any underlying debt securities.

        Upon any optional redemption of underlying debt securities, the principal and any premium and interest received by the trustee will be allocated to the holders of the certificates,

pro rata, in accordance with the outstanding principal balances of their certificates and each certificate holder’s aggregate principal balance will be reduced by an amount equal to its pro rata share of the principal amount of the underlying debt securities paid upon redemption, exclusive of any premium.

Book-Entry Issuance

        The certificates will each initially be represented by one or more global certificates registered in the name of the nominee of DTC. The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No purchaser of any certificate will be entitled to receive a certificate representing such person’s interest registered in its name, except as set forth below under “--Definitive Certificates.”

        DTC will act as securities depositary for all of the certificates. Any cross-market transfers of certificates will be effected in DTC on behalf of Euroclear or Clearstream Luxembourg, as participants in DTC, in accordance with the rules of DTC. However, such cross-market transfers will require delivery of instructions to Euroclear or Clearstream Luxembourg, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. Euroclear or Clearstream Luxembourg, as the case may be, will, if the transfer meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving the beneficial interests in the applicable global certificate in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Participants of Euroclear or Clearstream Luxembourg may not deliver instructions directly to the depositaries for Euroclear or Clearstream Luxembourg, as the case may be.

        Because of time zone differences, the securities account of a Euroclear or Clearstream Luxembourg participant purchasing a beneficial interest in a global certificate from a DTC participant will be credited during the securities settlement processing day (which must be a business day for Euroclear or Clearstream Luxembourg, as applicable) immediately following the DTC settlement date. Credit of such transfer of a beneficial interest in a global certificate settled during such processing day will be reported to the applicable Euroclear or Clearstream Luxembourg participant on that day. Cash received in Euroclear or Clearstream Luxembourg as a result of a transfer of a beneficial interest in a global certificate by or through a Euroclear or Clearstream Luxembourg participant to a DTC participant will be received with value on the DTC settlement date but will be available in the applicable Euroclear or Clearstream Luxembourg cash account only as of the business day following settlement in DTC.

DTC, Euroclear and Clearstream Luxembourg

        The information set out below in connection with DTC, Euroclear and Clearstream Luxembourg is subject to any change in or reinterpretation of the rules, regulations and procedures of the clearing systems currently in effect. The information about each of them set forth below has been obtained from sources that the depositor believes to be reliable, but neither the depositor nor the certificates agent takes any responsibility for the accuracy or completeness of the information. Neither the depositor nor the certificates agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the certificates held through the facilities of any clearing system or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        Although DTC, Euroclear and Clearstream Luxembourg have agreed to the following procedures described in this section, in order to facilitate transfers of interests in the certificates among participants of DTC, Euroclear and Clearstream Luxembourg, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the depositor nor the certificates agent assumes any responsibility for the performance by DTC, Euroclear or Clearstream Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

        DTC, Euroclear and Clearstream Luxembourg have advised the depositor as follows: DTC. DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for DTC participants and to facilitate the clearance and settlement of transactions between DTC participants through electronic book-entry changes in accounts of DTC participants, thereby eliminating the need for physical movement of certificates. DTC participants include the certificates agent, securities brokers and dealers, banks, trust companies, clearing corporations and may in the future include certain other organizations (“DTC participants”). Indirect access to the DTC system is also available to other such banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly (“indirect DTC participants”). DTC is owned by a number of its participants and by the New York Stock Exchange, the American Stock Exchange and the National Association of Securities Dealers, and rules applicable to DTC and its participants are on file with the SEC.

        Transfers of ownership or other interests in the certificates in DTC may be made only through DTC participants. Indirect DTC participants are required to effect transfers through a DTC participant. DTC has no knowledge of the actual beneficial owners of the certificates. DTC’s records reflect only the identity of the DTC participants to whose accounts the certificates are credited, which may not be the beneficial owners. DTC participants will remain responsible for keeping account of their holdings on behalf of their customers and for forwarding all notices concerning the certificates to their customers.

        So long as DTC, or its nominee, is the holder of a global certificate, distributions on a global certificate will be made in immediately available funds to DTC. DTC’s practice is to credit DTC participants’ accounts on the applicable payment date in accordance with their respective holdings shown on its records, unless DTC has reason to believe that it will not receive payment on that date. Payments by DTC participants to beneficial owners will be governed by standing instructions and customary practices, as in the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the DTC participants and not of DTC or any other party, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment to DTC is the responsibility of the trustee. Disbursement of payments to DTC participants will be DTC’s responsibility and disbursement of payments to the beneficial owners will be the responsibility of DTC participants and indirect DTC participants.

        Because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants, and because owners of beneficial interests in the global certificates will hold their interests through DTC participants or indirect DTC participants, the ability of the owners of beneficial interests in a global certificate to pledge their interests to persons or entities that do not participate in DTC, or otherwise take actions with respect to their interests, may be limited.

        Ownership of interests in the global certificates will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC, the DTC participants and the indirect DTC participants. The laws of some jurisdictions require that certain persons take physical delivery in certificated form of securities which they own. Consequently, the ability to transfer beneficial interests in the global certificates is limited to such extent.

        Delivery of notices and other communications by DTC to DTC participants, by DTC participants to indirect DTC participants and by DTC participants and indirect DTC participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

        Upon the occurrence of a removal event or the optional redemption of any underlying debt securities, notices will be sent to Cede & Co. If less than all of the principal balance of a global certificate is affected, DTC’s practice is to determine by lot the amount of the interest of each DTC participant in that global certificate to be reduced.

        According to DTC, the foregoing information with respect to DTC has been provided to the industry for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

        Euroclear. Euroclear was created in 1968 to hold securities for Euroclear participants (as defined below) and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by the Euroclear Bank S.A./N.V. (the “Euroclear operator”), under contract with Euroclear Clearance Systems S.C., a Belgium cooperative corporation (the “cooperative”). All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the cooperative. The cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the certificates agent or its affiliates (“Euroclear participants”). Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

        Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Euroclear terms and conditions”). The Euroclear terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payment with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Euroclear terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

        Distributions with respect to certificates held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear terms and conditions, to the extent received by the Euroclear operator and by Euroclear.

        Clearstream Luxembourg. Clearstream Luxembourg is incorporated under the laws of Luxembourg as a professional depositary. Clearstream Luxembourg holds securities for Clearstream Luxembourg participants (as defined below) and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg participants through electronic book-entry changes in accounts of Clearstream Luxembourg participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to Clearstream Luxembourg participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg participants are recognized financial institutions around the world, including the certificates agent, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations (“Clearstream Luxembourg participants”). Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg participant either directly or indirectly.

        Distributions with respect to certificates held beneficially through Clearstream Luxembourg will be credited to cash accounts of Clearstream Luxembourg participants in accordance with its rules and procedures, to the extent received by Clearstream Luxembourg.

Definitive Certificates

        The certificates represented by a global certificate will be exchangeable for definitive certificates if (a) DTC notifies the depositor that it is unwilling or unable to continue as depositary for the global certificates or the depositor determines that DTC is unable to continue as depositary, and the depositor thereupon fails to appoint a successor depositary to DTC within 60 calendar days or (b) the depositor, in its sole discretion, at any time determines not to have certificates represented by global certificates. Any certificate that is exchangeable pursuant to the preceding sentence will be exchangeable for definitive certificates of like tenor in authorized denominations for the same aggregate principal balance and registered in such names as DTC shall direct.

Trading

        Except for trades involving Euroclear and Clearstream Luxembourg participants, beneficial interests in the certificates will trade in DTC’s Same-Day Funds Settlement System, and secondary market trading activity in the certificates will therefore settle in immediately available funds, subject in all cases to the rules and operating procedures of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC’s rules and operating procedures and will be settled in immediately available funds, while transfers between participants in Euroclear and Clearstream Luxembourg will be effected in the ordinary way in accordance with their respective rules and operating procedures.

DESCRIPTION OF THE TRUST AGREEMENT

General

        The certificates will be issued pursuant to the trust agreement. The following summary of certain provisions of the trust agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the detailed provisions contained in the trust agreement, to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein.

The Trustee

         U.S. Bank Trust National Association, a national banking association, will act as trustee for the holders of the certificates and the trust pursuant to the trust agreement. The trustee's offices are located at 100 Wall Street, Suite 1600, New York, New York 10005 and its telephone number is (212) 361-2500.

        Funds on deposit in the certificate account shall be invested by the trustee in eligible investments and held separate and apart from, and not commingled with, any other moneys held by the trustee. Earnings from eligible investments will be distributed to certificate holders on a pro rata basis after payment of unpaid amounts to the Trustee.

        The trustee may resign or may be removed by the depositor at any time, in which event the depositor will be obligated to appoint a successor trustee. Any successor trustee must be a bank or trust company organized, in good standing, doing business, and authorized to exercise corporate trust powers, under the laws of the United States or any state thereof, have combined capital and surplus of at least $50,000,000, and be subject to supervision or examination by U.S. federal or state banking authorities. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by such successor trustee.

        The trust agreement will provide that the trustee and any director, officer, employee or agent thereof will be indemnified by the depositor and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the trust agreement or the certificates or the performance of the trustee’s duties under the trust agreement, other than any loss, liability or expense that was incurred by reason of willful misconduct, bad faith or negligence in the performance of the trustee’s duties under the trust agreement.

        Pursuant to the trust agreement, as compensation for the performance of its duties under such agreement, the trustee will be entitled to payment of trustee fees and reimbursement of expenses by the depositor pursuant to a separate agreement with the depositor, but will not have any claim against the trust with respect thereto.

Voting Rights of the Certificates

        The voting rights of the certificates will be allocated among the holders of the certificates in proportion to the principal balance of their then outstanding certificates held on any date of determination.

Amendment

        The trust agreement for the certificates may be amended by the depositor and the trustee, without notice to or consent of the certificate holders, for certain purposes, including (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to add or supplement any credit support for the benefit of any certificate holders, (iv) to add to the covenants, restrictions or obligations of the depositor or the trustee for the benefit of the certificate holders, (v) to add, change or eliminate any other provisions with respect to matters or questions arising under such trust agreemnt, so long as (x) any such addition, change or elimination will not, as evidenced by an opinion of counsel, affect the tax status of the trust or result in a sale or exchange of any certificate for tax purposes and (y) the trustee has received written confirmation from each rating agency rating such certificates that such amendment will not cause such rating agency to reduce or withdraw the then current rating thereof, or (vi) to comply with any requirements imposed by the Code. Without limiting the generality of the foregoing, the trust agreement may also be modified or amended from time to time by the depositor, and the trustee, with the consent of the holders of certificates evidencing not less than the Required Percentage of those certificates that are materially adversely affected by such modification or amendment for the purpose of adding any provision to or changing in any manner or eliminating any provision of the trust agreement or of modifying in any manner the rights of certificate holders.

        No such modification or amendment may, however, (i) reduce in any manner the amount of or defer the timing of, distributions or reduce payments which are required to be made on any certificate without the consent of the holder of such certificate or (ii) reduce the aforesaid Required Percentage required for the consent to any such amendment without the consent of the holders of all certificates covered by the trust agreement then outstanding. “Required Percentage” means, a majority (computed on the basis of outstanding certificate principal balance) of certificates.

         Holders of certificates evidencing not less than the Required Percentage may, on behalf of all certificate holders, (i) waive compliance by the depositor or the trustee with certain restrictive provisions, if any, of the trust agreement before the time for such compliance and (ii)

waive any past default under the trust agreement with respect to certificates, except a default in the failure to distribute amounts received as principal of (and premium, if any) or any interest on any such certificate and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding certificate affected thereby.

Voting of Underlying Debt Securities

         The trustee, as holder of the underlying debt securities, has the right to vote and give consents and waivers in respect of such underlying debt securities as permitted by the depositary with respect thereto and except as otherwise limited by the trust agreement. In the event that the trustee receives a request from the issuer of the underlying debt securities for its consent to any amendment, modification or waiver of the underlying debt securities or any document relating thereto, or receives any other solicitation for any action with respect to the underlying debt securities, the trustee will mail a notice of such proposed amendment, modification, waiver or solicitation to each certificate holder of record as of such date. The trustee will request instructions from the certificate holders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The trustee will consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative principal balances of the certificates) as the certificates of the trust were actually voted or not voted by the certificate holders thereof as of a date determined by the trustee prior to the date on which such consent or vote is required; provided, however, that, notwithstanding anything to the contrary stated herein, the trustee will at no time vote in favor of or consent to any matter (i) which would defer the timing or reduce the amount of any payment on the underlying debt securities or (ii) which would result in the exchange or substitution of any underlying debt securities pursuant to a plan for the refunding or refinancing of such underlying debt securities, except in each case with the unanimous consent of the certificate holders and subject to the requirement that such vote or consent would not, based on an opinion of counsel, materially increase the risk that the trust would fail to qualify as a grantor trust for federal income tax purposes. The trustee will have no liability for any failure to act resulting from certificate holders’ late return of, or failure to return, directions requested by the trustee from the certificate holders.

        Notwithstanding anything to the contrary contained herein, the trust agreement may not be amended unless any such amendment would not, as evidenced by an opinion of counsel, (1) require the trust to be registered under the Investment Company Act, (2) cause the trust to be taxed as an association or publicly traded partnership taxable as a corporation or otherwise alter the classification of the trust for U.S. federal income tax purposes, (3) result in a sale or exchange of any certificate for tax purposes or (4) result in a downgrade or withdrawal by S&P or Moody’s of its then current rating of the certificates.

        Notwithstanding anything to the contrary contained herein, the trustee, may require from the certificate holders prior to taking any action at the direction of the certificate holders, an indemnity from the certificate holders to provide for security or indemnity against the costs, expenses and liabilities the trustee may incur by reason of any such action.

Assignment of Claims

        In connection with the offering of the certificates, each certificate holder will receive a copy of a prospectus, in the case of a reporting company, or a comparable offering document, in the case of an exempted company, relating to the underlying debt securities of each related issuer. Each related issuer has acknowledged that its prospectus or comparable offering document will be delivered to the certificate holders. Under the trust agreement, the trustee, as purchaser of the underlying debt securities, has assigned to the certificate holders its rights against the related issuers of underlying debt securities and the debt agent under the U.S. federal and state securities laws with respect to its purchase of the underlying debt securities. Accordingly, purchasers of the certificates may proceed directly against the related issuers of underlying debt securities and the debt agent to enforce those rights without first proceeding against the trust, the trustee or any other entity. Each related issuer of underlying debt securities and the debt agent has acknowledged the existence of such assignment and agreed not to contest its enforceability.

Replacement Certificates

        If a certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the trustee in The City of New York, upon payment by the holder of such expenses as may be reasonably incurred by the trustee in connection with such replacement and the furnishing of such evidence and indemnity as such trustee may reasonably require. Mutilated certificates must be surrendered before new certificates will be issued.

Governing Law

        The certificates and the trust agreement will each be governed by, and construed in accordance with, the laws of the State of New York.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

Scope of Opinion

        In the opinion of Orrick, Herrington & Sutcliffe LLP as special tax counsel, (i) the trust will be a grantor trust or partnership for federal income tax purposes and not an association taxable as a corporation (or publicly traded partnership treated as an association) and (ii) each certificate holder will be treated, for federal income tax purposes, as a holder of an equity interest in the trust. Special tax counsel has not delivered any other opinions regarding the trust or the certificates. If in connection with the issuance of any certificates, special tax counsel renders an opinion with regard to the characterization of the trust that is materially different from the opinion contained in clause (i) above, such opinion will be filed on with the Securities and Exchange Commission in a Current Report on Form 8-K.

        Prospective investors should be aware that no rulings have been sought from the Internal Revenue Service, and that legal opinions are not binding on the Internal Revenue Service or the courts. Accordingly, there can be no assurance that the Internal Revenue Service or the courts will agree with special tax counsel’s opinions. If, contrary to special tax counsel’s opinion, the trust is characterized or treated as a corporation for United States federal income tax purposes, among other consequences, the trust would be subject to United States federal income tax (and similar state income or franchise taxes) on its income and distributions to certificate holders would be impaired. In light of special tax counsel’s opinion, however, the balance of this discussion assumes that the Trust will not be characterized or treated as a corporation.

General

        The following summary of the material United States income tax consequences of the ownership of the certificates is based on the Internal Revenue Code of 1986 as well as Treasury regulations and administrative and judicial rulings and practice. Legislative, judicial and administrative changes may occur, possibly with retroactive effect, that could alter or modify the continued validity of the statements and conclusions set forth in this prospectus. This summary is intended as an explanatory discussion of the consequences of holding the certificates generally and does not purport to furnish information in the level of detail or with the investor’s specific tax circumstances that would be provided by an investor’s own tax advisor. Accordingly, it is strongly recommended that each prospective investor consult with its own tax advisor regarding the application of United States federal income tax laws, as well as any state, local, foreign or other tax laws, to its particular situation.

         Except with respect to certain withholding tax matters discussed below under "Withholding Taxes," the discussion is limited to consequences to U.S. Persons. For purposes of this discussion, a U.S. Person is:

•	a citizen or resident of the United States,

•	a corporation or partnership organized in or under the laws of the United States, any state of the United States or the District of Columbia, or

•	an estate or trust that is a United States person within the meaning of Section 7701(a)(30) of the Code.

        For the purposes of this discussion, the depositor and special tax counsel have assumed, without inquiry, that the underlying debt securities will be characterized as indebtedness for United States federal income tax purposes.

Tax Status of the Trust

        The trustee intends for tax reporting purposes to treat the trust as a grantor trust. Prospective investors should be aware, however, that certain of the terms of the certificates (for example, the allocation of the proceeds of a disposition of the underlying debt securities) may be viewed by the Internal Revenue Service as inconsistent with the grantor trust rules and, accordingly, the trust may be viewed by the Internal Revenue Service as a partnership for federal income tax purposes. Nonetheless, because treating the trust as a grantor trust is the more appropriate approach for tax reporting purposes, the trustee currently intends to treat the trust as a grantor trust and, except as specifically indicated otherwise under “Possible Recharacterization of the

Trust as a Partnership” below, the balance of this discussion assumes that the trust will be so classified. (The trust agreement will prohibit the trust from electing to be taxed as a corporation.)

        Each certificate holder will be treated, for United States federal income tax purposes, as a holder of an equity interest in the trust and, accordingly, (i) as if it had purchased its pro rata interest of the trust’s underlying assets and (ii) as if it were the obligor on its pro rata portion of the trust’s obligations. Further, if the income of the trust is used (directly or indirectly) to pay expenses of the trust, the holders will be treated as if each had first earned its pro rata share of that income and then paid its share of the expense. Prospective investors should be aware that expenses of the trust may be subject to limitations on deductibility, which may depend on each particular investor’s circumstances, but would include, in the case of an individual (or entity treated as an individual) Section 67 of the Code, which allows miscellaneous itemized deductions only to the extent that in the aggregate they exceed 2 percent of adjusted gross income.

[Income of certificate holders

        Original Issue Discount. Each certificate holder will be subject to the original issue discount (“OID”) rules of the Code and Treasury Regulations with respect to such Certificates. Under those rules, the certificate holder (whether on the cash or accrual method of accounting) will be required to include in income the OID on the certificates as it accrues on a daily basis, under a constant yield method, regardless of when cash payments are received. The amount of OID on a certificate generally will be equal to the excess of all amounts payable on the certificate over the amount paid to acquire the certificate and the constant yield used in accruing OID generally will be the yield to maturity of a certificate as determined by each holder based on that holder’s purchase price for the certificate. It is not clear how actual and expected future prepayments or losses on the underlying debt securities are to be taken into account.

        The trustee intends for information reporting purposes to account for OID, if any, reportable by certificate holders by reference to the price paid for a certificate by an initial purchaser at an assumed issue price, although the amount of OID will differ for other purchasers. Such purchasers should consult their tax advisers regarding the proper calculation of OID. The amount of OID that is reported in income in any particular year will not necessarily bear any relationship to the amount of distributions, if any, paid to a holder in that year.

        Purchase and Sale of a Certificate. A certificate holder’s adjusted tax basis in a certificate generally will equal the cost of the certificates, increased by any amounts includible in income as OID, and reduced by any payments made on the certificates. If a certificate is sold or redeemed, capital gain or loss will be recognized equal to the difference between the proceeds of the sale or redemption and the certificate holder’s adjusted tax basis in the certificates.]

Possible Recharacterization of the Trust as a Partnership

        As indicated above, it is possible that the Internal Revenue Service will seek to recharacterize the trust as a partnership. If the Internal Revenue Service were to successfully recharacterize the trust as a partnership, the trust would not be subject to federal income tax. Under Treasury Regulation § 1.761-2, certain partnerships may “elect out” of subchapter K of the Internal Revenue Code of 1986 (partnership tax accounting). Although subject to uncertainty, if the trust is characterized as a partnership, it may be eligible to make this election. Assuming that it is so eligible, each certificate holder will be required to report its respective share of the items of income, deductions, and credits of the organization on their respective returns (making such elections as to individual items as may be appropriate) in a manner consistent with the exclusion of the trust from partnership tax accounting. Such reporting should be substantially similar to the income tax reporting that would be required under the grantor trust rules. In mutual consideration for each holder’s purchase of a certificate, each such holder is deemed to consent to the trust’s making of a protective election out of subchapter K of the Internal Revenue Code of 1986 and is deemed to agree not to delegate (for a period of more than one year) authority to purchase, sell to exchange its certificate to any person.

        If the election to be excluded from the partnership tax accounting provisions of the Internal Revenue Code of 1986 is not effective, among other consequences, (i) the trust would be required to account for its income and deductions at the trust level (not necessarily taking into account any particular holder’s circumstances, including any difference between the holder’s basis in its certificates and the trust’s basis in its assets) and to utilize a taxable year for reporting purposes and (ii) each holder would be required to separately take into account such holder’s distributive share of income and deductions of the trust. A holder would take into account its distributive share of trust income and deductions for each taxable year of the trust in the holder’s taxable year which ends with or within the trust’s taxable year. A holder’s share of the income of the trust computed at the trust level would not necessarily be the same as if computed under the OID rules described above under “Income of certificate holders” and, in particular, may not take account of any difference in the yield on the certificate to the holder based on the certificate holder’s purchase price and the yield on the underlying debt securities determined at the trust level.

Withholding Taxes with Respect to Non-U.S. Persons

        Payments made on a certificate to a person that is not a U.S. Person and has no connection with the United States other than holding its certificates generally will be made free of United States federal withholding tax, provided that (i) the holder is not related (directly or indirectly) to the obligor, guarantor, if any, or sponsor of the underlying debt securities, the trust, or the counterparty on any notional principal contract or other derivative contract of which the trust is a party and (ii) the holder complies with certain identification and certification requirements imposed by the Internal Revenue Service.

State and Other Tax Consequences

        In addition to the federal income tax consequences described above, potential investors should consider the state, local and foreign tax consequences of the acquisition, ownership and disposition of the certificates. State, local and foreign tax law may differ substantially from federal tax law, and this discussion does not purport to describe any aspect of the tax law of a state or other jurisdiction (including whether the trust, if treated as a partnership for federal income tax purposes, would be treated as a partnership under any state or local jurisdiction). Therefore, it is strongly recommended that prospective purchasers consult their own tax advisers with respect to such matters.

CERTAIN ERISA CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes requirements on employee benefit plans (as defined in Section 3(3) of ERISA) subject to ERISA and on collective investment funds, separate accounts and certain other entities in which such plans are invested, including insurance company separate and general accounts (all of which are referred to herein as “ERISA Plans”), and on persons who are fiduciaries (as defined in Section 3(21) of ERISA) with respect to such ERISA Plans. The Code also imposes certain requirements on ERISA Plans and on other retirement plans and arrangements that are not subject to ERISA, such as individual retirement accounts and Keogh plans (such ERISA Plans and other plans and arrangements are referred to herein as “Plans”).

        Before proceeding with an investment in certificates on behalf of a Plan, the person with investment discretion on behalf of the Plan (the “Plan Fiduciary”) should review with its legal advisors whether the purchase or holding of certificates would be a suitable investment for the Plan. The following discussion is not intended to be exhaustive, but illustrative of some of the legal issues which may be of concern to a Plan Fiduciary considering an investment in certificates on behalf of a Plan. Because of the many factual patterns which may develop in connection with the purchase or holding of certificates, independent advice should be sought regarding each Plan’s particular situation.

ERISA's Fiduciary Standards

        Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification, requirements respecting delegation of investment authority and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan. Each Plan Fiduciary of an ERISA Plan must give appropriate consideration to the facts and circumstances that are relevant to an investment in the certificates, including the role that an investment in the certificates plays in the ERISA Plans’ investment portfolio. Each Plan Fiduciary of an ERISA Plan, before deciding to invest in the certificates, must be satisfied that investment in the certificates is a prudent investment for the ERISA Plan, that the investments of the ERISA Plan, including the investment in the certificates, are diversified so as to minimize the risk of large losses and that an investment in the certificates complies with the ERISA Plan and related trust documents.

Prohibited Transaction Rules

        Unless a statutory or administrative exemption is available, Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in a broad range of transactions with persons (“parties in interest” within the meaning of ERISA and “disqualified persons” within the meaning of the Code; collectively, “Parties in Interest”) who have certain specified relationships to the Plan. The types of transactions between Plans and Parties in Interest that are prohibited include: (a) sales, exchanges or leases of property, (b) loans or other extensions of credit and (c) the furnishing of goods and services. Certain Parties in Interest that participate in a non-exempt prohibited transaction may be subject to an excise tax under ERISA or the Code. In addition, the persons involved in the prohibited transaction may have to rescind the transaction and pay an amount to the Plan for any losses realized by the Plan or profits realized by such persons and certain other liabilities could result that have a significant adverse effect on such persons.

        An investment in certificates by a Plan might result in the underlying debt securities or other assets of the trust being deemed to constitute assets of such Plan, which in turn would mean that such assets, and certain underlying aspects of such investment, including the operation of the trust, would be subject to the prohibited transaction rules of ERISA and Section 4975 of the Code. In addition, it might also mean that the Plan Fiduciary deciding to invest in the certificates may have delegated fiduciary responsibility to the trustee. Under regulations issued by the U.S. Department of Labor (the “Plan Asset Regulations”), the assets of the trust would be treated as assets of a Plan that acquires certificates unless one of the exceptions contained in the Plan Assets Regulations is applicable. No assurance can be given as to whether any of the exceptions set forth in the Plan Asset Regulations will apply to the trust and, thus, an acquisition of certificates by one or more Plans could result in the trust’s assets being treated as assets of such Plan investors. For example, under the Plan Asset Regulations, the assets of the trust would not be considered assets of a Plan if the certificates constitute “publicly offered securities.” For this purpose, a publicly-offered security is a security that is (a) freely transferable, (b) part of a class of securities that is owned by 100 or more investors independent of the issuer and of each other, and (c) either (1) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (2) sold to the Plan as part of an offering pursuant to an effective registration statement under the Securities Act, and the class of securities is registered under the Exchange Act within 120 days after the end of the issuer’s fiscal year. Although it is anticipated that the certificates will satisfy the requirements set forth in clauses (a) and (b), above, the number of independent investors will not be monitored and no assurance can be given that the actual number will equal or exceed 100. Under the Plan Asset Regulations, the assets of the trust also will not be considered assets of a Plan if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by “benefit plan investors.” For this purpose, benefit plan investors are defined to include Plans as well as other types of employee benefit plans that are not subject to ERISA or Section 4975 of the Code (for example, governmental plans and foreign plans). Neither the initial sales of the certificates nor any subsequent transfers thereof will be monitored to comply with the 25% limit described above.

        The trust has been structured with the intention that, in the event the trust’s assets were treated as assets of any Plan, the operations of the trust, and functions of the trustee, will be restricted to limit the exercise of discretion on the part of the trustee, in order to minimize the potential for prohibited transactions. Nevertheless, each Plan Fiduciary contemplating an investment in the certificates should consult with its legal advisors and review all of the terms of the trust agreement and the underlying debt securities. In addition, Plan Fiduciaries cannot purchase certificates on behalf of a Plan unless an exemption from the prohibited transaction rules of ERISA and Section 4975 of the Code applies to the purchase, holding and disposition of the certificates and to the underlying transactions of the trust. For example, certain exemptions may apply if the Plan Fiduciary is a QPAM or INHAM (as those terms are defined in Prohibited Transaction Class Exemption (“PTE”) 84-14 and PTE 96-23, respectively), and the other conditions to the applicability of PTE 84-14 or PTE 96-23 are satisfied with respect to the purchase, continued holding and disposition of the certificates as well as to the underlying transactions of the trust. Alternatively, other exemptions may apply if the Plan is an insurance company separate or general account or a bank collective investment fund and the conditions to the applicability of PTE 90-1 (for insurance company pooled separate accounts), PTE 95-60 (for insurance company general accounts) or PTE 91-38 (for bank collective funds) are satisfied such that one of those PTEs applies to the purchase, continued holding and disposition of the certificates, as well as to the underlying transactions of the trust.

        Each Plan Fiduciary must be sure that any applicable exemption applies not only to the purchase, holding and disposition of the certificates, but also to the underlying transactions of the trust. In this regard, there can be no assurance that even if the conditions specified in one or more of the PTEs are met that the scope of the relief provided by such PTEs covers all acts which might be construed as prohibited transactions. Accordingly, each Plan Fiduciary who purchases a certificate on behalf of a Plan will be deemed to represent that either (i) the Plan is so represented in this regard by a QPAM or INHAM and will be so represented for so long as such Plan holds a certificate, and that the other conditions of PTE 84-14 or PTE 96-23 are and will at all times be satisfied, (ii) the conditions to the applicability of PTE 90-1, PTE 95-60 or PTE 91-38 are and will at all times be satisfied or (iii) the conditions of another applicable exemption are and will at all times be satisfied, such that in the case of either (i), (ii) or (iii), the applicable exemption applies to the purchase, continued holding and disposition of the certificates, as well as to the underlying transactions of the trust.

        Nevertheless, certificates generally should not be purchased by a Plan if the trustee, depositor, certificates agent, related issuers or any of their respective affiliates either (a) has investment discretion with respect to the investment of such Plan’s assets, or (b) regularly gives investment advice with respect to such Plan’s assets for a fee, pursuant to an understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan’s assets and that such advice will be based on the particular investment needs of the Plan. In addition, and regardless of the applicability of any of the PTEs described above, a prohibited transaction may still occur under ERISA or the Code where there are circumstances indicating that (1) the investment in certificates is made or retained for the purpose of avoiding application of the fiduciary standards of ERISA, (2) the investment constitutes an arrangement under which it is expected that the trust will engage in transactions which would otherwise be prohibited if entered into directly by the Plan purchasing the certificates, (3) the Plan, by itself, has the authority or influence to cause the trust to engage in such transactions, or (4) the Party in Interest may, but only with the aid of the Plan, cause the trust to engage in transactions with the Party in Interest.

Governmental Plans and other Exempt Plans

        Certain employee benefit plans may be governmental plans or church plans. Governmental plans and church plans are generally not subject to ERISA, nor do the above-described prohibited transaction provisions apply. However, such plans are subject to prohibitions against certain related-party transactions under Section 503 the Code, which prohibitions operate similar to the above-described prohibited transaction rules. In addition, the fiduciary of any governmental or church plan must consider applicable state or local laws, if any, and the restrictions and duties of common law, if any, imposed upon such plan.

        No view is expressed whether an investment in certificates (and any continued holding of the certificates), or the operation and administration of the trust, is appropriate or permissible for any governmental plan or church plan under Code Section 503, or under any state, county, local, or other law respecting such plan.

        THE SALE OF CERTIFICATES TO PLANS IS IN NO RESPECT A REPRESENTATION BY THE TRUST, THE TRUSTEE, THE DEPOSITOR, THE CERTIFICATES AGENT, THE RELATED ISSUERS, ANY OF THEIR RESPECTIVE AFFILIATES OR ANY OTHER PERSON ASSOCIATED WITH THE SALE OF THE CERTIFICATES THAT SUCH INVESTMENTS MEET ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT SUCH INVESTMENTS ARE OTHERWISE APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN. ANY PLAN FIDUCIARY THAT PROPOSES TO CAUSE A PLAN TO PURCHASE THE CERTIFICATES SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL APPLICABILITY OF ERISA AND THE CODE TO SUCH INVESTMENT AND WHETHER ANY EXEMPTION WOULD BE APPLICABLE AND DETERMINE ON ITS OWN WHETHER ALL CONDITIONS OF SUCH EXEMPTION OR EXEMPTIONS HAVE BEEN SATISFIED.

PLAN OF DISTRIBUTION

        The depositor and the certificates agent have entered into an agreement pursuant to which, on the terms and subject to the conditions contained therein, the certificates agent has agreed that it will assist the depositor in soliciting offers to purchase the certificates on a reasonable efforts basis.

        The agreement provides that the obligation of the certificates agent to solicit offers to purchase the certificates is subject to the approval of certain legal matters by its counsel, Orrick, Herrington & Sutcliffe LLP, to the accuracy in all material respects of the depositor’s representations in the agency agreement, to the delivery of an officer’s certificate, to the effectiveness of the registration statements covering the certificates and any underlying debt securities and to the certificates being assigned the ratings specified below under “--Ratings”.

        The depositor reserves the right to withdraw, cancel or modify the offering contemplated hereby without notice and may reject offers to purchase the certificates in whole or in part. In the event that the sale of underlying debt securities of no more than two issuers is not consummated, whether as a result of the failure of any such issuer to satisfy all of the conditions of such sale or otherwise, the depositor reserves the right to reduce the principal balance of the certificates offered by this prospectus, provided that the ratings of the certificates are not downgraded from the ratings that would have applied to the certificates had each such sale been consummated. The certificates agent shall have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase certificates received by it.

New Issue of Securities

        The certificates are a new issue of securities and, accordingly, prior to this offering, there was no market for the certificates. Although application has been made to list the certificates on the [New York] Stock Exchange, there can be no assurance that any listing will be granted. In addition, there can be no assurance that any trading market for the certificates will develop or be liquid or maintained. The certificates agent has indicated that it intends to make a market in the certificates, but it is under no obligation to do so and such market-making activity could be discontinued at any time, without notice, at its sole discretion.

RATINGS

        Upon issuance, the certificates are expected to be rated “[   ]” by Moody’s and “[   ]” and by S&P. A rating of the certificates is not a recommendation to purchase, hold or sell them. In addition, there can be no assurance that a rating of the certificates will remain for any given period of time or that a rating will not be downgraded or withdrawn entirely by a rating agency if, in its judgment, circumstances (including ratings of the underlying debt securities) in the future so warrant.

LEGAL MATTERS

        Certain legal matters relating to the certificates will be passed upon for the depositor and the certificates agent by Orrick, Herrington & Sutcliffe LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

        The depositor has filed with the SEC a registration statement under the Securities Act relating to the certificates. This prospectus is part of the registration statement, but the registration statement includes additional information, including the form of trust agreement for the certificates.

        The trustee, on behalf of the depositor, will file or cause to be filed with the SEC periodic reports as may be required under the Exchange Act, and the rules and regulations of the SEC.

        You may read and copy any notices, reports, statements or other information the trustee files or causes to be filed at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Public filings may also be obtained from the SEC’s Internet site (http://www.sec.gov), which contains reports, proxy and information statements and other information regarding issuers that file publicly with the SEC.

$[   ]

TIERS® Fixed Rate Certificates Trust Series [   ]

Pass-Through Certificates, Series [   ]

Prospectus

Salomon Smith Barney

[   ], 2002

PART II

Item 14.   Other Expenses of Issuance and Distribution

        The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

Registration Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$92
Printing and Engraving Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	*
Trustee's Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	*
Legal Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	*
Blue Sky Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	*
Accountants' Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	*
Rating Agency Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	*
Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	*

Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	*

* To Be Filed By Amendment

Item 15.    Indemnification of Directors and Officers

        The Company’s By-laws provide for indemnification of directors and officers of the Company to the fullest extent permitted by Delaware law.

        Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding.

         Salomon Smith Barney Holdings Inc. carries directors' and officers' liability insurance that covers certain liabilities and expenses of the Company's directors and officers.

Item 16.   Exhibits

1.1	Form of proposed Underwriting Agreement for Trust Certificates/Trust Shares/Trust Notes to be distributed in the United States.**

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3.1	Certificate of Incorporation of Structured Products Corp.*

3.2	By-laws of Structured Products Corp.*

4.1	Form of Trust Agreement, with forms of Trust Certificates/Trust Shares/Trust Notes attached thereto.**

4.2	Form of qualified Trust Agreement.**

4.3	Form of Indenture.**

4.4	Alternate form of qualified Trust Agreement.**

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP with respect to legality.

8.1	Opinion of Orrick, Herrington & Sutcliffe LLP with respect to tax matters.

23.1	Consents of Orrick, Herrington & Sutcliffe LLP (included in its opinions filed as Exhibits 5.1 and 8.1).

24.1	Powers of Attorney.

25.1	Statement of eligibility of Trustee (U.S. Bank Trust National Association).

*	Incorporated by reference from the Registration Statement on Form S-3 (File No. 33-55860)

**	To Be Filed By Amendment

Item 17.    Undertakings

         The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act"), as amended; (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

         (b) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the

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securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (d) That, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) That insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling person of the registrant pursuant to the provisions above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (f) That, for purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of the registration statement as of the time it was declared effective.

         (g) That, for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5. of Form S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 11th day of September, 2002.

STRUCTURED PRODUCTS CORP.

By: /s/Matthew R. Mayers Name: Matthew R. Mayers Title: Assistant Vice President

                 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. *

September 11, 2002	By: /s/ Nathanial H. Leff Name: Nathaniel H. Leff Title: Director

September 11, 2002	By: /s/ Marcy Engel Name: Marcey Engel Title: Director

September 11, 2002	By: /s/ Dean A. Christiansen Name: Dean A. Christiansen Title: Director

September 11, 2002	By: /s/ Timothy Beaulac Name: Timothy Beaulac Title: President (Principal Executive Officer)

September 11, 2002	By: /s/ Cliff Verron Name: Cliff Verron Title: Principal Accounting Officer

* A Power of Attorney appointing Nazareth A. Festekjian, Marwan A. Marshi, Philip U. Tremmel, John Dickey, Timothy Beaulac and Matthew Mayers, in whole or individually, as attorney-in-fact has been filed on Exhibit 24.1.

EXHIBIT INDEX

EXHIBIT	Description of Exhibit
1.1	Form of proposed Underwriting Agreement for Trust Certificates/Trust Shares/Trust Notes to be distributed in the United States.**
3.1	Certificate of Incorporation of Structured Products Corp.*
3.2	By-laws of Structured Products Corp.*
4.1	Form of Trust Agreement, with forms of Trust Certificates/Trust Shares/Trust Notes attached thereto.**
4.2	Form of qualified Trust Agreement**
4.3	Form of Indenture.**
4.4	Alternate form of qualified Trust Agreement.**
5.1	Opinion of Orrick, Herrington & Sutcliffe LLP with respect to legality.
8.1	Opinion of Orrick, Herrington & Sutcliffe LLP with respect to tax matters.
23.1	Consents of Orrick, Herrington & Sutcliffe LLP (included in its opinion filed as Exhibits 5.1 and 8.1).
24.1	Powers of Attorney.
25.1	Statement of eligibility of Trustee (U.S. Bank Trust National Association).

*	Incorporated by reference from the Registration Statement on Form S-3 (File No. 33-55860)

**	To Be Filed By Amendment

EXHIBIT 5.1

September 11, 2002

Structured Products Corp.
390 Greenwich Street
New York, NY 10013

Ladies and Gentlemen:

        At your request, we have examined the Registration Statement on Form S-3 filed by Structured Products Corp., a Delaware corporation (the “Registrant”) with the Securities and Exchange Commission on September 10, 2002 (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of Notes and Certificates (together the “Securities”). The Securities are issuable in series (each, a “Series”). Each Series of Certificates is issued under a separate Trust Agreement by and between the Registrant and a Trustee named therein, establishing an individual trust for such Series (each, a “Trust”). Each Series of Notes is issued under an Indenture between the Trust and an Indenture Trustee named therein. The Securities are to be sold as set forth in the Registration Statement, any amendments thereto, and the prospectus relating to each Series.

        We have examined such instruments, documents and records as we deemed relevant and necessary as a basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

        Based on such examination, we are of the opinion that when the issuance of each Series of Securities has been duly authorized by appropriate corporate action and the Securities of such Series have been duly executed, authenticated and delivered in accordance with the related Trust Agreement and Indenture, if applicable, and sold in the manner described in the Registration Statement, any amendment thereto and the prospectus relating thereto, the Securities of such Series will be legally issued, fully paid, binding obligations of the Trust created by each Trust Agreement, and the holders of the Securities of such Series will be entitled to the benefits of the related Trust Agreement and Indenture, as applicable, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and each prospectus contained therein. In giving such consent, we do not consider that we are “experts,” within the meaning of the term as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

ORRICK, HERRINGTON & SUTCLIFFE LLP

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EXHIBIT 8.1

September 11, 2002

Structured Products Corp.
390 Greenwich Street
New York, NY 10013

      Re: Structured Products Corp. Registration Statement on Form S-3

Ladies and Gentlemen:

        We have advised Structured Products Corp. (the “Registrant”) in connection with the above captioned registration statement on Form S-3 (the “Registration Statement”) with respect to certain federal income tax aspects of the issuance by the Registrant of its Notes and Certificates, issuable in series (together, the “Securities”). As described in the Registration Statement, the Securities will be issued from time to time in series, with each series being issued by a trust to be formed by the Registrant pursuant to a Trust Agreement (each, a “Trust Agreement”) between the Company and a trustee (the “Trustee”). Capitalized terms not otherwise defined herein are used as defined in the Registration Statement.

        In that connection, we are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of any series of Securities and we have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement and the forms of Trust Agreement and Indenture filed as exhibits to the Registration Statement.

        Based on the foregoing and assuming that the Trust Agreement and Indenture, if applicable, with respect to each series of Securities is executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Registration Statement and the Trust Agreement and Indenture, if applicable, in fact occur in accordance with the terms thereof, we hereby confirm that our advice conforms to the description of selected federal income tax consequences to holders of the Securities that appears under the heading “Certain Federal Income Tax Considerations” in the prospectus (the “Prospectus”). Such description does not purport to discuss all possible income tax ramifications of the proposed issuance, but with respect to those tax consequences which are discussed, in our opinion the description is accurate in all material respects.

        This opinion is based on the facts and circumstances set forth in the Prospectus Supplement and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular Series of Securities as a result of changes in facts and circumstances, changes in the terms of documents reviewed by us, or changes in the law subsequent to the date hereof. As the Registration Statement contemplates Series of Securities with numerous different characteristics, the particular characteristics of each Series of Securities must be considered in determining the applicability of this opinion to a particular Series of Securities.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the Prospectus contained therein. In giving such consent, we do not consider that we are “experts,” within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

ORRICK, HERRINGTON & SUTCLIFFE LLP

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EXHIBIT 24.1

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nazareth A. Festekjian, Marwan A. Marshi, Philip U. Tremmel, John Dickey, Timothy Beaulac and Matthew Mayers his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as director and/or officer of Structured Products Corp. (the “Company”)) to sign to the Registration Statement on Form S-3, as filed by the Company on or about September 11, 2002, any or all amendments (including pre-effective and post-effective amendments) thereto, any registration statement for the same officer that is to be effective upon filing per Rule 462(b) under the Securities Act of 1933 and other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in person, hereby ratifying and confirming said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE	TITLE	DATE

/s/ Nathaniel H. Leff Nathaniel H. Leff	Director	September 11, 2002

/s/ Marcy Engel Marcy Engel	Director	September 11, 2002

/s/Dean A. Christiansen Dean A. Christiansen	Director	September 11, 2002

/s/ Timothy Beaulac Timothy Beaulac	President (Principal Executive Officer)	September 11, 2002

/s/Cliff Verron Cliff Verron	Vice President (Principal Financial Officer and Principal Accounting Officer)	September 11, 2002